UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2009

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 30, 2009, Alexion Manufacturing LLC, or Alexion Manufacturing, a wholly-owned subsidiary of the registrant Alexion Pharmaceuticals, Inc., or Alexion, amended its mortgage loan agreement with iStar Tara LLC (successor in interest to iStar Financial Inc.) to permit the prepayment of the mortgage loan without penalty. The original terms of the mortgage loan permitted prepayment at any time after July 11, 2009 and each prepayment would be subject to a prepayment penalty. As of June 30, 2009, the aggregate principal amount of the mortgage loan was $44,000,000.

The amendment to the mortgage loan permits prepayment at any time after June 30, 2009 and without penalty if prepaid prior to January 5, 2010, provided no event of default exists. As described in the amendment, Alexion expects to prepay $5,000,000 in principal on the first business day of each month, commencing July 1, 2009 through December 1, 2009, and make a final payment of $14,000,000 on or prior to January 5, 2010. Alexion may prepay the entire mortgage loan at any time prior to January 5, 2010 without penalty. If Alexion does not prepay the entire principal balance on or prior to January 5, 2010, any prepayment made after such date must be accompanied by the prepayment penalty set forth in the mortgage loan agreement.

The other material terms and conditions of the original loan remain in force and effect as described in Alexion’s filings with the U.S. Securities and Exchange Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 “Entry Into a Material Definitive Agreement” is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment to Loan and Security Agreement dated as of July 11, 2006, by and between Alexion Manufacturing LLC, as borrower, Alexion Pharmaceuticals, Inc., as guarantor, and iStar Tara LLC, as lender

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: July 1, 2009	By:	/s/ Thomas I.H. Dubin
	Name:	Thomas I.H. Dubin
	Title:	Senior Vice President and General Counsel

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